               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                           __________


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     May 22, 1996


             RYMAC Mortgage Investment Corporation
     (Exact name of Registrant as specified in its charter)


    Maryland               1-10001               25-1577534
(State or other          (Commission          (I.R.S. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

        100 North Fourth Street, Suite 813
        Steubenville, Ohio  43952
     (Address of principal executive offices)


Registrant's telephone number, including area code: (800) 666-6960


Former address:  500 Market Street, Suite 600
                 Steubenville, Ohio  43952


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Item 5.  Other Events.

On May 15, 1996, RYMAC Mortgage Investment Corporation (the
"Company") and Navistar International Transportation Corp.
("Navistar") announced that they had reached an agreement in principle concerning the purchase by the Company (the
"Acquisition") of Navistar's Columbus Plastics Operation, which manufactures large sheet molding compound components and is located in Columbus, Ohio.

The obligation of either party to proceed with the Acquisition is subject to the negotiation and execution by the Company and Navistar of a mutually acceptable definitive purchase agreement.
In the event an agreement is executed, consummation of the transaction will be subject to approval by the Board of Directors of each of the Company and Navistar, approval by the Company's stockholders, and such other terms and conditions as may be set forth in such purchase agreement. If an agreement is successfully concluded and all conditions set forth therein are satisfied, it is expected that the Acquisition will be consummated in late summer 1996. The May 13, 1996 agreement in principle between the Company and Navistar is incorporated into this document as an exhibit under
Item 7.


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Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

(a.) Financial Statements of Business Acquired

     None

(b.) Pro Forma Financial Information

     None

(c.) Exhibits

     Exhibit 99.1 Additional Exhibits - Agreement in Principle


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                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                         RYMAC Mortgage Investment Corporation
                                     (Registrant)



                         By:     /s/ Richard R. Conte
                              Richard R. Conte, Chairman of the
                              Board, Chief Executive Officer and
                              Principal Financial Officer








Date:  May 22, 1996


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                 RYMAC MORTGAGE INVESTMENT CORPORATION

                               EXHIBITS

                              filed with

                               FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                         EXCHANGE ACT OF 1934


                    Date of Report:  May 22, 1996


                     Commission File No. 1-10001



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                   RYMAC MORTGAGE INVESTMENT CORPORATION

                               Exhibit Index

                                    to

              Exhibits filed with Current Report on Form 8-K

                               May 22, 1996




            Exhibit No.                        Description
            -----------                        -----------

            99.1                               Agreement in Principle